Exhibit 5.2

Attorneys at Law

1180 Avenue of the Americas | 8th Floor
New York, New York 10036
Dial: 212.335.0466
Fax: 917.688.4092
info@foleyshechter.com
www.foleyshechter.com

December 1, 2021

SuperCom Ltd.
3 Rothschild Street
Tel Aviv 6688106
Israel

Ladies and Gentlemen:

We have acted as special U.S. counsel to SuperCom Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the Company’s filing of a Registration Statement on Form F-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company of up to $10,000,000 of any combination of (i) ordinary shares, par value NIS 0.25 per share (the “Ordinary Shares”), (ii) debt securities of the Company (“Debt Securities”), (iii) warrants to purchase Ordinary Shares, Debt Securities or Units (as defined below ) (“Warrants”), (iv) subscription rights to purchase Ordinary Shares (“Rights”), and (v) units comprised of one or more of the other securities of the Company that may be offered under the Registration Statement and any combination thereof (“Units”). The Ordinary Shares, Debt Securities, Warrants, Rights and Units are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Ordinary Shares, Warrants, Rights and Units) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the legal capacity of all natural persons; the genuineness of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We are not hereby rendering any opinion with respect to any Ordinary Shares issuable upon the conversion or exercise of any Securities. We have assumed that (i) the Company is validly existing under the laws of the State of Israel, has the corporate power to enter into and perform its obligations under the Debt Securities and the Indenture in accordance with their respective terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Debt Securities and the Indenture in accordance with its organizational documents and the laws of the State of Israel, (iii) any Ordinary Shares issued upon conversion of the Securities will be duly authorized, validly issued, fully paid and non-assessable, and (iv) the execution, delivery and performance by the Company of its obligations the Securities and the Indenture will not violate the laws of the State of Israel or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that any Debt Securities offered under the Registration Statement and the related Indenture are executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) each of the Debt Securities, Warrants, Rights and Units, and the indentures, warrant agreements, unit agreements and other agreements governing Securities offered pursuant to the Registration Statement will be governed by the internal law of New York and (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued Ordinary Shares together with the total number of shares of such share capital issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized Ordinary Shares under the Company’s Articles of Association, as then in effect.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. With respect to all matters governed by the laws of the State of Israel, we have relied exclusively, with the permission of S. Freidman &Co, upon the legal opinion letter of S. Freidman &Co to the Company dated December 1, 2021.

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

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with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration to be paid therefor in accordance with the Authorization;

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with respect to Debt Securities, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and

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with respect to Warrants, Rights or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities and the issuance of such Securities in conformity with those terms, the terms of any applicable agreement and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

2.	Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

3.	Upon the Future Authorization and Issuance of Rights, such Rights will be valid and binding obligations of the Company.

4.	Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

Foley Shechter Ablovatskiy LLP

By:	/s/ Sasha Ablovatskiy
Sasha Ablovatskiy